As filed with the Securities and Exchange Commission on July 2, 1997.
                                     Registration No. 333-



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



                  PENTECH INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)

        Delaware                                     23-2259391
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

195 Carter Drive, Edison, NJ                                 08817
(Address of principal executive offices)                (Zip Code)

                      1995 Stock Option Plan
                     (Full title of the plan)

                  Richard S. Kalin, Kalin & Banner
               757 Third Avenue, New York, NY  10017
             (Name and address of agent for service)

                       (212) 888-9010
  (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE


=================================================================
                          Proposed      Proposed       Amount
Title of                  maximum       maximum        of regis-
securities  Amount        offering      aggregate      tration
to be       to be         price per     offering       fee
registered  registered(1) share(2)      price(2)


Common Stock,
par value $.01
per share.....  700,000   $ 2.50        $1,750,000     $530.25
=================================================================

(1)The number of shares stated is the aggregate number of shares of Common Stock to be issued upon the exercise of options granted or to be granted under the 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of (i) the exercise price of the options granted under the 1995 Stock Option Plan and (ii) the average of the bid and asked price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on June 30, 1997 as to options to be granted under the 1995 Stock Option Plan.

                             PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Item 1.   Plan Information.*

          Item 2.   Registrant Information and Employee
                    Plan Annual Information.*

     *    Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference.

     1. The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), File Number 0-15374, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

          (b)  The Company's Proxy Statement dated February 10,
               1997;

          (c) The Company's Quarterly Report on Form 10-Q for the quarters ended December 31, 1996 and March 31,
               1997;

          (d) The description of the registrant's Common Stock contained in the registrant's Registration
               Statement on Form 8-A dated February 5, 1987; and

     2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

          Item 4.   Description of Securities.

          Not applicable.

Item 5.Interests of Named Experts and Counsel.

          The legality of the Common Stock offered hereby will be passed upon for the Company by Kalin & Banner. Mr. Kalin is an officer and director of the Company and owns 759,839 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

          Item 6.   Indemnification of Directors and Officers.

          Sections 145 of the General Corporation law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

          Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in a good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation Law; or (iv) transactions from which directors derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

          Article Seventh of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

          Item 7.   Exemption from Registration Claimed.

     The Company granted certain of its employees options under the Plan pursuant to the exemption from registration under the Securities Act of 1933 provided by Section 4(2) thereof.

          Item 8.   Exhibits.

          Exhibit No.              Description

               4.1                 1995 Stock Option Plan

               4.2                 Form of Incentive Stock Option
                                   Agreement

               4.3                 Form of Non-Qualified Stock
                                   Option Agreement

               5.1                 Opinion of Kalin & Banner

              24.1                 Consent of Ernst & Young LLP

              24.2                 Consent of Kalin & Banner
                                   (included in Exhibit 5.1)

              25.1                 Powers of Attorney (included on
                                   Page II-5 of this Registration
                                   Statement)

          Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on July 1, 1997.

                                 PENTECH INTERNATIONAL, INC.
                                         (Registrant)

                            By:  s\ John W. Linster
                                 John W. Linster, President
                                 and Chief Executive Officer

     Each person whose individual signature appears below hereby authorizes each of David Melnick, Norman Melnick and Richard S. Kalin or any of them as his or her true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature           Title                    Date

s\ Norman Melnick        Chairman of the Board    July 1, 1997
Norman Melnick           of Directors

s\John W. Linster        President and Chief      July 1, 1997
John W. Linster          Executive Officer

s\ David Melnick         Chief Operating          July 1, 1997
David Melnick            Officer and
                         Director

s\ Richard S. Kalin      Secretary and            July 1, 1997
Richard S. Kalin         Director

                         Executive                July    , 1997
John F. Kuypers          Vice President -
                         Sales and Director

                         Director                 July    , 1997
Jerry Della Femina


                         Director                 July    , 1997
Roy L. Boe

                         Director                 July    , 1997
Robert K. Semel


s\ William Visone        Treasurer and Chief      July 1, 1997
William Visone           Financial Officer
ptk/fm-s-8.96

                          EXHIBIT INDEX

Exhibit No.                   Document

 4.1                          1995 Stock Option Plan

 4.2                          Form of Incentive Stock Option Agreement

 4.3                          Form of Non-Qualified Stock Option
                              Agreement

 5.1                          Opinion of Kalin & Banner

24.1                          Consent of the Ernst & Young LLP

24.2                          Consent of Kalin & Banner (included in
                              Exhibit 5.1)

25.1 Powers of Attorney (included on Page II-5 of this Registration Statement)

                           EXHIBIT 4.1

                   PENTECH INTERNATIONAL, INC.

                     1995 STOCK OPTION PLAN

     1.  Plan; Purpose; General.   The purpose of this 1995 Stock
Option Plan (the "Plan") is to advance the interests of Pentech International, Inc. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, officers, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's common stock, par value $.01 per share, as the par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of shares pursuant to the Plan shall be used for general corporate purposes.

     2.  Effective Date of Plan.   The Plan will become effective
upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company prior thereto or within 12 months thereafter.

     3.  Administration of Plan.   The Plan will be administered by
the Board. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in
Section 10, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than three members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4.  Eligibility.    The Participants in the Plan shall be all
employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 9) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any option, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.

     5.  Grant of Options.

     (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) All directors on the Board of Directors of the Company who are not employees of the Company or its subsidiaries shall automatically receive grants of 10,000 fully-vested non-qualified options (i) at the time this Plan is adopted by the Board if they have not received a grant under another Stock Option Plan of the Company or (ii) upon election or appointment to the Board, if not a member of the Board at the time this Plan is adopted by the Board. The exercise price shall be 100% of fair market value on the date of grant as defined by Section 9.

     (c) No options shall be granted after January 4, 2005 but options previously granted may extend beyond that date.

     6.  Option Agreements.

     (a) Each option under the Plan shall be evidenced by an option agreement, which shall be signed by an officer of the Company and by the employee and which shall contain such provisions as may be approved by the Board.

     (b) The option agreement shall constitute binding contracts between the Company and the optionee and every optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of this Plan and of the option agreement.

     (c) The terms of the option agreement shall be in accordance with this Plan, but may include additional provisions and restrictions, provided that the same are not inconsistent with the Plan.

     7.  Terms and Conditions of Options.

     (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per Share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 9. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Annual Limit on Grant and Exercise. Incentive options shall not be granted to any individual pursuant to this Plan, the effect of which would be to permit such person to first exercise options, in any calendar year, for the purchase of shares having a fair market value in excess of $100,000 (determined at the time of the grant of the options). An optionee hereunder may exercise options for the purchase of shares valued in excess of $100,000 (determined at the time of the grant of the options) in a calendar year, but only if the right to exercise such options shall have first become available in prior calendar years.

     (c) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (d) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for non-qualified options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been compiled with, nor, if the outstanding common stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended and applicable state securities laws.

     A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (e) Vesting. Except for options granted pursuant to Section 5 (b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

     (f) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 7(h).

     (g) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant or advisor to the Board.

     (h) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (i) Loans to Exercise Options. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (j) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its common stock previously owned by the Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 8 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's Common Stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     8.  Shares Subject to Plan

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 700,000 Shares.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     9.  Definitions.

     (a)  For purposes of the Plan, a subsidiary is any corporation
(i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Shares shall be deemed to be:
          (i) the closing price of a Share appearing on a national securities exchange if the Shares are listed on such an exchange, or if not listed, the average closing bid price appearing on the National Association of Securities Dealers Automated Quotation System ("NASDAQ");

          (ii) if the Shares are not listed on NASDAQ, then the average bid price for a Share as listed in the National Quotation
Bureau's pink sheets;

          (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Shares.

     10. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     11. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 11 of the Plan, (e) extend the period of an outstanding option beyond five years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

Date Approved by Board of Directors:  March 15, 1995

Date Approved by Shareholders:  May 9, 1995

                          EXHIBIT 4.2

                INCENTIVE STOCK OPTION AGREEMENT

     THIS OPTION AGREEMENT is made and entered into this __ day of _________1995, by and between PENTECH INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), and _______________ (the "Optionee").

     WHEREAS, the Optionee is a valued employee, director or consultant of the Corporation; and

     WHEREAS, the Corporation considers it desirable and in its best interests that Optionee be given an opportunity to acquire a proprietary interest in the Corporation by possessing an incentive option to purchase shares of common stock of the Corporation, par value $.01 per share (the "Common Shares"), in accordance with the provisions of the 1995 Stock Option Plan (the "Plan") of the Corporation.

     NOW, THEREFORE, for good and valuable consideration paid by Optionee to the Corporation, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (hereinafter the "Incentive Option") to purchase all or any part of an aggregate of _______ Common Shares (subject to adjustment as provided in paragraph 6 hereof), on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of the Common Shares covered by the Incentive Option shall be $____ per share (subject to adjustment as provided in paragraph 6 hereof).

     3. Terms of the Option. The Incentive Option shall be exercisable commencing one year from the date hereof. The
Incentive Option granted hereby shall expire _____________ unless earlier terminated as hereinafter set forth.

     4.   Method of Exercising Option.    If the Optionee elects to
exercise the Incentive Option he may do so in whole or in part at any time subject to the termination dates specified herein.

     The Incentive Option, or any part thereof, may be exercised by the Optionee in either of the following ways:

          (a) If the Optionee decides to exercise all or part of his Incentive Option and make payment for the Common Shares in full, he shall give written notice to the Corporation, specifying therein the number of Common Shares which he then elects to purchase, accompanied by cash or certified check payable to the order of the Corporation or other consideration acceptable to the Corporation, including issued and outstanding shares of the Corporation and in the amount of the full option price of the Common Shares being purchased.

          (b) If the Optionee decides to exercise all or part of the Incentive Option and make payment in installments, the Optionee shall give written notice to the Corporation specifying therein the number of Common Shares which he then elects to purchase, accompanied by a promissory note, in form satisfactory to the Corporation, executed by the Optionee and evidencing the obligation of the Optionee to pay the option price to the Corporation in equal annual installments payable on the annual anniversary date of exercise beginning one year after the date of such exercise and terminating on the third annual anniversary of the date of exercise of the Incentive Option, together with interest at the lowest rate imputed by the Internal Revenue Service when an interest rate is not stated in a contract. Notwithstanding, the foregoing, in the event the Optionee's relationship with the Corporation is terminated for any reason, (a) then any such promissory note shall immediately be due and payable, and (b) the Optionee shall not be eligible to exercise the Incentive Option and make payment in installments, but shall be required to make payment by cash or certified check payable to the order of the Corporation.

          As soon as practicable after receipt by the Corporation of such notice and of payment in full of the Incentive Option price of all the Common Shares with respect to which the Incentive Option has been exercised (including interest if payment is made in installments), a certificate or certificates representing such Common Shares shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Incentive Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. All Common Shares shall be issued only upon receipt by the Corporation of the Optionee's representation that the shares are purchased for investment and not with a view toward distribution thereof.

     5. Availability of Shares. The Corporation, during the term of this Incentive Option, at all times shall keep available the number of shares of common stock required to satisfy the Incentive Option.

     The Corporation shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Common Shares to satisfy the Incentive Option; provided, however, that the Corporation shall not be required to register the Common Stock issuable on exercise of the Incentive Option under the Securities Act of 1933. Such compliance will be a condition precedent to the right to exercise the Incentive Option. The inability of the Corporation to effect such compliance with any such regulatory commission or agency which counsel for the Corporation deems necessary for the lawful issuance and sale of the Common Shares to satisfy this Incentive Option shall relieve the Corporation from any liability for failure to issue and sell the Common Shares to satisfy the Incentive Option for such period of time as such compliance is not effectuated.

     6. Adjustments. If prior to the exercise of any option granted hereunder the Corporation shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of Common Shares subject to the option hereby granted shall
(a) if a net increase shall have been effected in the number of outstanding shares of the Corporation's common stock, be proportionately increased and the cash consideration payable per Common Share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding shares of the Corporation's common stock, be proportionately reduced and the cash consideration payable per Common Share be proportionately increased.

     7. Restrictions. The holder of this Incentive Option, by acceptance hereof, represents and warrants as follows:

          (a) This Incentive Option and the right to purchase common stock hereunder is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution.

          (b) The holder hereof has been advised and understands that the Incentive Option has been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; the exercise of the Incentive Option and resale of the Incentive Option and the Common Shares have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Corporation is under no obligation to register the Incentive Option or the Common Shares under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Incentive Option or the Common Shares may be practicably impossible; the Corporation's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Incentive Option and the Common Shares and any certificate issued upon exercise of the Incentive Option representing the Common Shares will bear on its face a legend in substantially the following form restricting the sale of the Common Shares:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (c) Prior to two years from the date the Incentive Option has been exercised and the Common Stock fully paid for, the Corporation may refuse to transfer the Common Stock unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Corporation or a "no action" letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Common Shares are free of any restrictions under the Securities Act, the Company may refuse to transfer the Common Stock to any transferee who does not furnish in writing to the Corporation the same representations and agree to the same conditions with respect to such Common Shares as are set forth herein. Notwithstanding any of the foregoing, the Corporation may refuse to transfer the Common Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (d) After two years but prior to three years from the date the Incentive Option has been exercised and the Common Shares fully paid for, the Corporation may refuse to transfer the Common Shares unless the holder either (i) meets the requirements of subparagraph (b) above; or (ii) sells such Common Shares in accordance with Rule 144 and furnishes to the Corporation written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Common Shares and the securities broker-dealer to or through which such Common Shares are being sold. No opinion of counsel for the holder of the Common Shares shall be required respecting sales in reliance on Rule 144 pursuant to clause (ii) of this subparagraph (d).

          (e) After three years from the date the Incentive Option has been exercised and the Common Shares fully paid for, the Corporation shall, upon the written request of any persons who have held the Common Shares for three years (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Corporation, reissue to such holder in such names and denominations as the holder shall request, one or more certificates for the Common Shares without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Common Shares on the books and records of the Corporation.

     8. Shareholder's Rights. This Incentive Option is non-transferable by the Optionee, except in the event of the Optionee's death as provided in Section 9(d) hereof and during the Optionee's lifetime is exercisable only by the Optionee. On any attempt to transfer or otherwise dispose of this Incentive Option other than pursuant to the terms hereof or the terms of the Plan, this Incentive Option shall immediately become null and void. The Optionee shall have no rights as a shareholder with respect to Incentive Option Shares until payment of the Incentive Option price and delivery to the Optionee of the Common Shares as provided herein.

     9. Termination of Option. Except as otherwise stated herein, the Incentive Option to the extent not heretofore exercised shall terminate upon the first of the following dates to occur:

          (a) In the event of the Optionee's death, the Optionee's executors or administrators may exercise, within twelve (12) months following the date of the Optionee's death, the Incentive Option as to all or part of such number of shares which the Optionee was entitled to purchase at the time of his death, as determined in accordance with Article 2, not theretofore exercised during the Optionee's lifetime;

          (b) On the date of the termination of the Optionee's employment for cause or on the date the Optionee voluntarily quits his employment;

          (c) The expiration of three months after the date on which the Optionee's employment by the Corporation is terminated not for cause (except if such termination be by reason of death or permanent and total disability);

          (d) The expiration of 12 months after the date on which the Optionee's employment by the Corporation is terminated, if such termination be by reason of the Optionee's permanent and total disability;

          (e) ___________________, the fifth anniversary date of this Agreement.

     10. Competition. In consideration for the grant of this option, the Optionee agrees that, during the term of this option agreement and for a period of one year thereafter, he shall not in any manner, engage or become interested in as owner, stockholder, partner, director, officer, employee, consultant or otherwise, any business which competes with the business conducted by the Corporation or any of its affiliates.

     11. Validity and Construction. The validity and construction of this Incentive Option shall be governed by the laws of the State of New Jersey. Such construction is vested in the board and its construction shall be final and conclusive.

    IN WITNESS WHEREOF, the Corporation has caused this Option
Agreement to be executed by its proper corporate officers thereunto duly authorized.

                         PENTECH INTERNATIONAL, INC.



                         By:
                            (Authorized Officer)



                            Optionee

                          EXHIBIT 4.3

              NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS OPTION AGREEMENT is made and entered into this __ day of _________1995, by and between PENTECH INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), and _______________ (the "Optionee").

     WHEREAS, the Optionee is a valued employee, director or consultant of the Corporation; and

     WHEREAS, the Corporation considers it desirable and in its best interests that Optionee be given an opportunity to acquire a proprietary interest in the Corporation by possessing a non-qualified option to purchase shares of common stock of the Corporation, par value $.01 per share (the "Common Shares"), in accordance with the provisions of the 1995 Stock Option Plan (the "Plan") of the Corporation.

     NOW, THEREFORE, for good and valuable consideration paid by Optionee to the Corporation, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. Grant of Option. The Corporation hereby grants to the Optionee the right and option (hereinafter the "Option") to purchase all or any part of an aggregate of _______ Common Shares (subject to adjustment as provided in paragraph 6 hereof), on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of the Common Shares covered by the Option shall be $____ per share (subject to adjustment as provided in paragraph 6 hereof).

     3. Terms of the Option. The Option shall be exercisable commencing one year from the date hereof. The Option granted hereby shall expire _____________ unless earlier terminated as hereinafter set forth.

     4.   Method of Exercising Option.    If the Optionee elects to
exercise the Option he may do so in whole or in part at any time subject to the termination dates specified herein.

     The Option, or any part thereof, may be exercised by the Optionee in either of the following ways:

          (a) If the Optionee decides to exercise all or part of his Option and make payment for the Common Shares in full, he shall give written notice to the Corporation, specifying therein the number of Common Shares which he then elects to purchase, accompanied by cash or certified check payable to the order of the Corporation or other consideration acceptable to the Corporation, including issued and outstanding shares of the Corporation and in the amount of the full option price of the Common Shares being purchased.

          (b) If the Optionee decides to exercise all or part of the Option and make payment in installments, the Optionee shall give written notice to the Corporation specifying therein the number of Common Shares which he then elects to purchase, accompanied by a promissory note, in form satisfactory to the Corporation, executed by the Optionee and evidencing the obligation of the Optionee to pay the option price to the Corporation in equal annual installments payable on the annual anniversary date of exercise beginning one year after the date of such exercise and terminating on the third annual anniversary of the date of exercise of the Option, together with interest at the lowest rate imputed by the Internal Revenue Service when an interest rate is not stated in a contract. Notwithstanding, the foregoing, in the event the Optionee's relationship with the Corporation is terminated for any reason, (a) then any such promissory note shall immediately be due and payable, and (b) the Optionee shall not be eligible to exercise the Option and make payment in installments, but shall be required to make payment by cash or certified check payable to the order of the Corporation.

          As soon as practicable after receipt by the Corporation of such notice and of payment in full of the Option price of all the Common Shares with respect to which the Option has been exercised (including interest if payment is made in installments), a certificate or certificates representing such Common Shares shall be issued in the name of the Optionee, or, if the Optionee shall so request in the notice exercising the Option, in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered to the Optionee. All Common Shares shall be issued only upon receipt by the Corporation of the Optionee's representation that the shares are purchased for investment and not with a view toward distribution thereof.

     5. Availability of Shares. The Corporation, during the term of this Option, at all times shall keep available the number of shares of common stock required to satisfy the Option.

     The Corporation shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Common Shares to satisfy the Option; provided, however, that the Corporation shall not be required to register the Common Stock issuable on exercise of the Option under the Securities Act of 1933. Such compliance will be a condition precedent to the right to exercise the Option. The inability of the Corporation to effect such compliance with any such regulatory commission or agency which counsel for the Corporation deems necessary for the lawful issuance and sale of the Common Shares to satisfy this Option shall relieve the Corporation from any liability for failure to issue and sell the Common Shares to satisfy the Option for such period of time as such compliance is not effectuated.

     6. Adjustments. If prior to the exercise of any option granted hereunder the Corporation shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of Common Shares subject to the option hereby granted shall
(a) if a net increase shall have been effected in the number of outstanding shares of the Corporation's common stock, be proportionately increased and the cash consideration payable per Common Share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding shares of the Corporation's common stock, be proportionately reduced and the cash consideration payable per Common Share be proportionately increased.

     7. Restrictions. The holder of this Option, by acceptance hereof, represents and warrants as follows:

          (a) This Option and the right to purchase common stock hereunder is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution.

          (b) The holder hereof has been advised and understands that the Option has been issued in reliance upon exemptions from registration under the Securities Act and applicable state statutes; the exercise of the Option and resale of the Option and the Common Shares have not been registered under the Securities Act or applicable state statutes and must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available; except as set forth herein, the Corporation is under no obligation to register the Option or the Common Shares under the Securities Act or the applicable state statutes; in the absence of such registration, the sale of the Option or the Common Shares may be practicably impossible; the Corporation's registrar and transfer agent will maintain stop-transfer instructions against registration or transfer of the Option and the Common Shares and any certificate issued upon exercise of the Option representing the Common Shares will bear on its face a legend in substantially the following form restricting the sale of the Common Shares:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (c) Prior to two years from the date the Option has been exercised and the Common Stock fully paid for, the Corporation may refuse to transfer the Common Stock unless the holder thereof provides an opinion of legal counsel reasonably satisfactory to the Corporation or a "no action" letter or interpretive response from the staff of the Securities and Exchange Commission to the effect that the transfer is proper; further, unless such opinion letter or response states that the Common Shares are free of any restrictions under the Securities Act, the Company may refuse to transfer the Common Stock to any transferee who does not furnish in writing to the Corporation the same representations and agree to the same conditions with respect to such Common Shares as are set forth herein. Notwithstanding any of the foregoing, the Corporation may refuse to transfer the Common Shares if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

          (d) After two years but prior to three years from the date the Option has been exercised and the Common Shares fully paid for, the Corporation may refuse to transfer the Common Shares unless the holder either (i) meets the requirements of subparagraph (b) above; or (ii) sells such Common Shares in accordance with Rule 144 and furnishes to the Corporation written assurances of compliance therewith in the form of a copy of the Notice of Form 144 and appropriate letters of compliance from the holder of such Common Shares and the securities broker-dealer to or through which such Common Shares are being sold. No opinion of counsel for the holder of the Common Shares shall be required respecting sales in reliance on Rule 144 pursuant to clause (ii) of this subparagraph (d).

          (e) After three years from the date the Option has been exercised and the Common Shares fully paid for, the Corporation shall, upon the written request of any persons who have held the Common Shares for three years (excluding any tolling period provided for by Rule 144) and who is not, and has not been during the preceding three months, an affiliate of the Corporation, reissue to such holder in such names and denominations as the holder shall request, one or more certificates for the Common Shares without any restriction whatsoever on their further transfer and cancel any and all stop transfer instructions regarding such Common Shares on the books and records of the Corporation.

     8. Shareholder's Rights. This Option is non-transferable by the Optionee, except in the event of the Optionee's death as provided in Section 9(d) hereof and during the Optionee's lifetime is exercisable only by the Optionee. On any attempt to transfer or otherwise dispose of this Option other than pursuant to the terms hereof or the terms of the Plan, this Option shall immediately become null and void. The Optionee shall have no rights as a shareholder with respect to Option Shares until payment of the Option price and delivery to the Optionee of the Common Shares as provided herein.

     9. Termination of Option. Except as otherwise stated herein, the Option to the extent not heretofore exercised shall terminate upon the first of the following dates to occur:

          (a) In the event of the Optionee's death, the Optionee's executors or administrators may exercise, within twelve (12) months following the date of the Optionee's death, the Option as to all or part of such number of shares which the Optionee was entitled to purchase at the time of his death, as determined in accordance with Article 2, not theretofore exercised during the Optionee's lifetime;

          (b) On the date of the termination of the Optionee's employment for cause or on the date the Optionee voluntarily quits his employment;

          (c) The expiration of three months after the date on which the Optionee's employment by the Corporation is terminated not for cause (except if such termination be by reason of death or permanent and total disability);

          (d) The expiration of 12 months after the date on which the Optionee's employment by the Corporation is terminated, if such termination be by reason of the Optionee's permanent and total disability;

          (e) ___________________, the fifth anniversary date of this Agreement.

     10. Competition. In consideration for the grant of this option, the Optionee agrees that, during the term of this option agreement and for a period of one year thereafter, he shall not in any manner, engage or become interested in as owner, stockholder, partner, director, officer, employee, consultant or otherwise, any business which competes with the business conducted by the Corporation or any of its affiliates.

     11. Validity and Construction. The validity and construction of this Option shall be governed by the laws of the State of New
Jersey. Such construction is vested in the board and its construction shall be final and conclusive.

     IN WITNESS WHEREOF, the Corporation has caused this Option
Agreement to be executed by its proper corporate officers thereunto duly authorized.

                         PENTECH INTERNATIONAL, INC.



                         By:
                            (Authorized Officer)



                            Optionee





ptk\opt-agr.93

                         EXHIBIT 5.1

                         KALIN & BANNER
                         757 Third Avenue
                         New York, New York  10017




                                   July 1, 1997



Pentech International, Inc.
195 Carter Drive
Edison,  N.J.  08817

Gentlemen:

     You have requested our opinion with respect to the offering by you, Pentech International, Inc., a Delaware corporation (the "Company"), of up to 700,000 shares (the "Option Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to the provisions of the Company's 1995 Stock Option Plan (the "Plan"). The Option Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").

     We have examined a copy of the Certificate of Incorporation and By-Laws, as amended, of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement prepared by the Company and filed with the Securities and Exchange Commission and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Option Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan and the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     Please be advised that the undersigned is an officer and director of the Company and owns 759,839 shares of Common Stock and options to purchase 50,000 shares of Common Stock.

Pentech International, Inc.
July 1, 1997
Page 2




     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                   Very truly yours,



                                   KALIN & BANNER

                         EXHIBIT 24.1


                 Consent of Independent Auditors



We consent to the incorporation by reference in the Form S-8 Registration Statement for the registration of 700,000 shares of Pentech International, Inc.'s common stock pertaining to its 1995 Stock Option Plan of our report dated January 13, 1997, with respect to the consolidated financial statements and schedule of Pentech International, Inc. included in its Annual Report (Form 10-
K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                   s/Ernst & Young LLP
                                   Ernst & Young LLP

MetroPark, New Jersey
June 30, 1997


ptk\fm-s-8.96